EXHIBIT 99.1

Know Labs Forms New Scientific Advisory Board,

Appoints Respected Researchers in Medical Innovation as First Members

SEATTLE – March 22, 2023 – Know Labs, Inc. (NYSE American: KNW), an emerging developer of non-invasive medical diagnostic technology, today announced the establishment of a Scientific Advisory Board (SAB) comprised of distinguished researchers, innovators and experts in medical technology and human health. SAB members will advise the company and its strategic partners on advancing the company’s progress in algorithm refinement, device development, clinical trial design and research publication strategy. SAB members will be working alongside Know Labs’ current Medical and Regulatory Advisory Board members who have been supporting the team since 2020 and will be pivotal in helping Know Labs accelerate the development and delivery of its Bio-RFIDTM technology and the world’s first non-invasive glucose monitoring medical devices.

“We’re fortunate to be partnering with a team of respected scientific and technical advisors whose areas of expertise are directly related to the work we have underway,” said Ron Erickson, CEO and Chairman at Know Labs. “Their insights will help us build upon the knowledge and skills of our own team and our strategic partners to further best practices that meet the highest possible standards and to propel us toward clear, unequivocal scientific and public validation of our technology in 2023.”

Initial members of the Know Labs SAB are:

Benjamin Smarr, Ph.D., an assistant professor at the Halicioğlu Data Science Institute and the Department of Bioengineering at the University of California, San Diego. Dr. Smarr has a demonstrated history of academic and public-private research excellence focused on developing personalized, predictive tools for future medicine, earning him many federal awards from the National Institutes of Health, National Science Foundation and Department of Defense, as well as from industry research partners. Over the last several years, his research has focused on unlocking the potential of continuous physiological data generated from wearables and related technologies for women’s health, education outcomes, long-term care and monitoring in illness of diverse populations. His peer-reviewed work has been published broadly across sleep, circadian, endocrine and engineering journals and his research and views have been repeatedly covered by global media outlets.

Jessica Zendler, Ph.D., Special Consultant at Rimkus and Adjunct Research Assistant Professor in the School of Kinesiology at the University of Michigan. Dr. Zendler’s work is focused on understanding the role of movement in injury, physical performance, and health, and the use of wearable technology to monitor athletes. Dr. Zendler advises sports organizations, national governing bodies and manufacturers on scientific research, validation and policy development related to human performance and wearable technology. She has been published in numerous peer-reviewed journals, including the American Journal of Sports Medicine, serves as co-chair of the Sports Tech Research Network’s Quality Assessment of Sports Technologies Group and is a member of the NBA Sport Science Committee, American Society of Biomechanics and International Society of Biomechanics.

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Carl Johan Sundberg, M.D., Ph.D., a licensed physician and Professor of Exercise Physiology at Karolinska Institute in Sweden and Head of the Department of Learning, Informatics, Management and Ethics (LIME). Dr. Sundberg’s research is focused on human genetics, genomics and epigenetics in relation to exercise in elite athletes, in non-athlete populations and in patients (cardiovascular, diabetes, psychiatry, oncology).  Another main research area concerns AI/ML-based computerized history taking. Dr. Sundberg is an elected member of the Swedish Academy of Engineering Sciences and has served as a member or chairman of numerous academic and industry boards and for several biotechnology companies. For 10 years, he worked as investment director at a 60 million euros life science venture fund. In 2022, Dr. Sundberg received H.M. the King of Sweden’s medal for “significant contributions to research and science communication”. He has also received the European Commission’s Descartes Communication Prize for Excellence in Science Communication.

Mark Aloia, Ph.D., currently the Head of Sleep and Behavioral Science at Sleep Number (NASDAQ: SNBR), the $1.9 billion maker of Sleep Number and Comfortaire beds and accessories. At Sleep Number, Dr. Aloia oversees sleep science research, partnerships and collaborations with the world’s leading physicians, researchers and institutions, as well as the development of health-focused innovations. In his past industry role, Dr. Aloia oversaw clinical sleep research for Philips Respironics for 16 years and, later, served as their Global Lead for Behavior Change. He has also been on the faculty at the University of Rochester and at Brown University as a prominent sleep researcher. As a researcher with more than $15 million in funded National Institutes of Health research grants and over 60 peer-reviewed publications, Dr. Aloia has a proven track record of using sound scientific methods to assess efficacy. He serves as an Associate Professor in the Section of Sleep Medicine and Department of Medicine at National Jewish Health.

“Ben, Jessica, CJ and Mark bring expertise, insights and independent perspectives to our medical diagnostic device development at Know Labs,” Erickson continued. “We look forward to their contributions. We plan to bring on additional respected medical and technical experts to our advisory boards, as we continue work to deliver our non-invasive diagnostic technology.”

In 2023, Know Labs is prioritizing external validation of its Bio-RFID technology in detecting and measuring glucose and other analytes in the body non-invasively at high levels of accuracy. The company will continue working with its strategic partners and existing advisors and diabetes experts. This includes work alongside Know Labs’ Medical and Regulatory Advisory Board members, Dr. James Anderson, Know Labs Chief Medical Officer and former Senior Medical Director, Diabetes and CardioMetabolic Medicine with Eli Lilly and Company; Larry Ellingson, Vice President of the National Diabetes Volunteer Leadership Council; and Donna Ryan, RN, RD, MPH, CDE, former President of the American Association of Diabetes Educators.

For more information on Know Labs, visit www.knowlabs.co.

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About Know Labs, Inc.

Know Labs, Inc. is a public company whose shares trade on the NYSE American Exchange under the stock symbol “KNW.” The Company’s technology uses spectroscopy to direct electromagnetic energy through a substance or material to capture a unique molecular signature. The Company refers to its technology as Bio-RFID™. The Bio-RFID technology can be integrated into a variety of wearable, mobile or bench-top form factors. This patented and patent-pending technology makes it possible to effectively identify and monitor analytes that could only previously be performed by invasive and/or expensive and time-consuming lab-based tests. The first application of our Bio-RFID technology will be in a product marketed as a non-invasive glucose monitor. It will provide the user with real-time information on blood glucose levels. This product will require U.S. Food and Drug Administration clearance prior to its introduction to the market.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Know Labs, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; and (iv) performance of products. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Know Labs, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2022, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Relations section of our website at www.knowlabs.co. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

For Know Labs Media Inquiries Contact:

Linhart PR

Kelly Brown

kbrown@linhartpr.com

Ph.  (303) 951-2552

Know Labs, Inc. Contact:

Jordyn Hujar

jordyn@knowlabs.co

Ph. (206) 629-6414

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